EXHIBIT 99.1

Dolphin Entertainment Reports Second Quarter Financial Results

NEW YORK and LOS ANGELES, Aug. 14, 2018 /PRNewswire/ -- Dolphin Entertainment, Inc. (NASDAQ: DLPN), a leading independent entertainment marketing and premium content production company announces its financial results for the quarter ended June 30, 2018.

Quarterly Highlights

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Revenue for Q2 2018 was $5.2 million, compared to $7.8 million in Q2 2017. The decrease in revenue in Q2 2018 is entirely attributable to the life cycle of a feature film that was released in October 2016 and the majority of the revenues from that film being recognized during 2016 and 2017.

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Entertainment publicity revenue of $5.1 million, essentially flat for the three months ended June 30, 2018 as compared to the same period in the prior year.

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Operating income of $69,267 compared to an operating loss of $155,753 in the same period in the prior year.

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Net income of $0.2 million for the three months ended June 30, 2018 compared to a net loss of $1.6 million for the same period in the prior year.

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Stockholders’ equity of $5.3 million as of June 30, 2018 compared to a stockholders’ deficit of $3 million on June 30, 2017.

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After the quarter ended, on July 5, 2018, Dolphin acquired top lifestyle and hospitality PR agency, The Door, for aggregate consideration of up to $11 million, which includes performance-based contingent consideration of up to $7 million.

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After the quarter ended, on July 24, 2018, Dolphin closed a $6.0 million public offering.  Two million shares of common stock were issued at a purchase price to the public of $3.00 per share, with no warrants attached.

Dolphin’s CEO, Bill O’Dowd, commented: “We are extremely proud of how far we’ve come in the past year since purchasing 42West and announcing our intention of assembling a “Super Group” of previously privately-held, already profitable, best-in-class entertainment marketing companies.  Acquisitions of The Door and 42West, recognized as the third and fourth most powerful PR firms in the country, respectively, are proof that we can execute on this strategy.  In upcoming quarters, we hope to share more exciting acquisitions, as well as the launch of our content production business, which will represent us firing on all cylinders.”

Conference Call Information

To participate in this event, dial approximately 5 to 10 minutes before the beginning of the call.
Date, Time: Wednesday, August 15, 2018, at 9 a.m. ET
Toll-free: 877-407-0782
International: 201-689-8567
Live Webcast: http://www.investorcalendar.com/event/36994

Conference Call Replay Information

The replay will be available beginning approximately 1 hour after the completion of the live event.
Toll-free: 877-481-4010
International: 919-882-2331
Reference ID: 36994

About Dolphin Entertainment, Inc.

Dolphin Entertainment is a leading independent entertainment marketing and premium content production company. Through our subsidiaries 42West and The Door, we provide expert strategic marketing and publicity services to many of the top brands, both individual and corporate, in the entertainment, lifestyle and hospitality industries. The Door and 42West are both recognized global leaders in PR services for their respective industries and, in December 2017, the New York Observer listed them, respectively, as the third and fourth most powerful PR firms of any kind in the United States.  Dolphin’s legacy content production business, founded by Emmy-nominated CEO Bill O’Dowd, has produced multiple feature films and award-winning digital series.

Special Note Regarding Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act. These forward-looking statements may address, among other things, Dolphin Entertainment's expected financial and operational results and the related assumptions underlying its expected results. These forward-looking statements are distinguished by the use of words such as "will," "would," "anticipate," "expect," "believe," "designed," "plan," or "intend," the negative of these terms, and similar references to future periods. These views involve risks and uncertainties that are difficult to predict and, accordingly, Dolphin Entertainment's actual results may differ materially from the results discussed in its forward-looking statements. Dolphin Entertainment's forward-looking statements contained herein speak only as of the date of this press release. Factors or events Dolphin Entertainment cannot predict, including those described in the risk factors contained in its filings with the Securities and Exchange Commission, may cause its actual results to differ from those expressed in forward-looking statements. Although Dolphin Entertainment believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved, and Dolphin Entertainment undertakes no obligation to update publicly any forward-looking statements as a result of new information, future events, or otherwise.

Investor Contact:

James Carbonara
Partner, Hayden IR
james@haydenir.com
+ 1 646 755 7412

DOLPHIN ENTERTAINMENT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	As of June 30, 2018	As of December 31, 2017
ASSETS
Current
Cash and cash equivalents	$2,033,868	$5,296,873
Accounts receivable, net of allowance for doubtful accounts of $358,859 and $366,280, respectively.	2,841,505	3,700,618
Other current assets	512,329	422,118
Total current assets	5,387,702	9,419,609
Capitalized production costs	884,585	1,075,645
Intangible assets, net of accumulated amortization of $1,649,860 and $1,043,255, respectively.	7,900,140	8,506,745
Goodwill	12,778,860	12,778,860
Property, equipment and leasehold improvements	1,020,851	1,110,776
Investments	220,000	220,000
Deposits	445,289	485,508
Total Assets	$28,637,427	$33,597,143
LIABILITIES
Current
Accounts payable	$733,940	$1,097,006
Other current liabilities	5,537,592	6,487,819
Line of credit	1,700,390	750,000
Put rights	2,907,913	2,446,216
Accrued compensation	2,625,000	2,500,000
Debt	2,887,886	3,987,220
Loan from related party	1,107,873	1,708,874
Deferred revenue	48,449	48,449
Convertible notes payable	550,000	800,000
Notes payable	900,000	300,000
Total current liabilities	18,999,043	20,125,584
Noncurrent
Warrant liability	923,399	1,441,831
Put rights	2,051,458	3,779,794
Convertible notes payable	75,000	75,000
Notes payable	—	600,000
Deferred tax	436,813	187,537
Other noncurrent liabilities	859,860	1,311,040
Total noncurrent liabilities	4,346,530	7,395,202
Total Liabilities	23,345,573	27,520,786
STOCKHOLDERS' EQUITY
Common stock, $0.015 par value, 200,000,000 shares authorized, 11,090,688 and 10,565,789, respectively, issued and outstanding at June 30, 2018 and December 31, 2017.	166,360	158,487
Preferred Stock, Series C, $0.001 par value, 50,000 shares authorized, issued and outstanding at June 30, 2018 and December 31, 2017.	1,000	1,000
Additional paid in capital	97,020,742	98,816,550
Accumulated deficit	(91,896,248)	(92,899,680)
Total Stockholders' Equity	$5,291,854	$6,076,357
Total Liabilities and Stockholders' Equity	$28,637,427	$33,597,143

DOLPHIN ENTERTAINMENT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(unaudited)

	For the three months ended		For the six months ended
	June 30		June 30
	2018	2017	2018	2017
Revenues:
Entertainment publicity	$5,121,487	$5,137,556	$10,577,220	$5,137,556
Production and distribution	97,961	2,694,096	427,153	3,226,962
Total revenues	5,219,448	7,831,652	11,004,373	8,364,518

Expenses:
Direct costs	295,765	2,629,739	865,199	3,130,265
Selling, general and administrative	699,436	947,466	1,598,684	1,135,423
Depreciation and amortization	375,163	322,674	746,343	327,310
Legal and professional	272,794	621,369	681,795	997,434
Payroll	3,507,023	3,466,157	7,142,009	3,802,511
Total expenses	5,150,181	7,987,405	11,034,030	9,392,943
Income (loss) before other income (expenses)	69,267	(155,753)	(29,657)	(1,028,425)

Other income (expenses):
Other expense	—	(44,025)	—	(44,025)
Loss on extinguishment of debt	(53,271)	(4,167)	(53,271)	(4,167)
Acquisition costs	(34,672)	(207,564)	(34,672)	(745,272)
Change in fair value of warrant liability	350,115	(533,812)	518,432	6,289,513
Change in fair value of put rights	333,043	(100,000)	1,416,639	(100,000)
Change in fair value of contingent consideration	—	(116,000)	—	(116,000)
Interest expense	(265,992)	(396,864)	(533,419)	(849,001)
Total other income (expenses)	329,223	(1,402,432)	1,313,709	4,431,048
Income (loss) before income taxes	$398,490	$(1,558,185)	$1,284,052	$3,402,623
Income taxes	(228,016)	—	(280,620)	—
Net income (loss)	$170,474	$(1,558,185)	$1,003,432	$3,402,623

Income (Loss) per Share:
Basic	$0.01	$(0.17)	$0.08	$0.41
Diluted	$(0.01)	$(0.17)	$(0.03)	$(0.30)
Weighted average number of shares used in per share calculation
Basic	12,349,014	9,336,389	12,432,872	8,293,343
Diluted	14,032,001	9,336,389	14,533,224	9,542,846